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                                                                  EXHIBIT 10.26

                               EXECUTION ORIGINAL
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                         TEMPORARY DISTRIBUTION LICENSE

     This Agreement is between Novel, Inc. ("Novell"), a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 122 East 1700 South, Provo, Utah 84606, and Kofax Image products with an office at 3 Jenner Street, Irvine, California 92618.

1. Purpose. Novell has developed, or otherwise has authority to license, the software programs identified in Exhibit A ("Licensed Works"). These Licensed Works are components of Novell products. Release versions of the Licensed Works, which are modified from time to time, are not made available in the current versions of Novell products, although they are made available through the NetWire(R) Information service and other sources readily available to developers. Company develops products that depend on the current version of the Licensed Works in order to interoperate with Novell products ("Company Products"). Purchasers of Company Products need an easy way to obtain the current version of the Licensed Works. Accordingly, Novell and Company desire to make the Licensed Works available with the Company Products. This Agreement sets forth the terms and conditions under which Company may distribute the Licensed Works with Company Products.

2. Definitions. For the purposes of this Agreement, the following are defined terms:

     2.1 The term "Licensed Works" means the computer programs described in Exhibit A and the Documentation associated with the computer programs. The term "Licensed Works" shall not include maintenance modifications or enhancements of the computer programs, unless provided by Novell.

     2.2 The term "Client Software" means the portions of the Licensed Works which operate on an intelligent, single-user device, and which allow the device to use the services of a Communications Network.

     2.3 The term "Communications Network" means a data communications system which allows a number of independent data devices to communicate with each other, but which is limited by a single Network Host, its internal bridges, and the workstations physically attached to it.

     2.4 The term "Documentation" means the manual(s) and any other printed material provided by Novell with the Licensed Works.

     2.5 The term "Host Software" means the portions of the Licensed Works which operate on a computer system and which provide resources to a Communications Network.

     2.6 The term "Licensed Machine" means a single computer with a single central processing unit.

     2.7 The term "Network Host" or "Network Server" means the single computing device on which Host Software executed. Use on additional devices or on a device having more than the number of processing unit(s) identified in the associated Documentation is prohibited. If the Documentation does not reference multiple processing units, use of the Software is limited to one processing unit.

     2.8 The term "NetWare Loadable Module Software" or "NLM Software" means one or more software modules which represent a single program that is dynamically loaded into the memory of a Network Host.

     2.9 The term "VAP" means one or more software modules which is loaded on a Network Host.

3. License. Each of the Licensed Works to this Agreement is identified in Exhibit A. Additional Licensed works may be added to this Agreement


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     upon the mutual agreement of the parties. Each item on Exhibit A is identified by a program category, e.g., "Network Programs." Based upon the applicable category, one of the following licenses applies:

     3.1 Network Programs. With respect to Licensed Works identified as "Network Programs," Novell grants to Company, a nonexclusive, temporary nontransferable right to duplicate such Licensed Works and to sublicense to Company's customers the nontransferable right to (i) use each sublicensed copy of Host Software on a single Network Server,
          (ii) use each sublicensed copy of NLM software or VAP software on a single Network Server, and (iii) to use each sublicensed copy of the Client Software, and to, reproduce and use copies of such Client Software in support of the related Host Software provided no direct monetary or commercial benefit, for the reproduction or use is received by Company's customers.

     3.2 Single Copy Programs. With respect to software programs identified as "Single Copy Programs," Novell grants to Company a nontransferable, nonexclusive right to duplicate such Licensed Works and to sublicense to Company's customers the nontransferable right to use each sublicensed copy of such Licensed Works on a Single Licensed Machine.

     Each of the foregoing licenses shall terminate upon the earlier of (i) either party's written notice of termination of this Agreement for material breach, (ii) general availability of the applicable Licensed Work from Novell, either directly or indirectly, or (iii) thirty (30) days of written notice for convenience. In addition, either party may terminate this Agreement in its entirety upon thirty (30) days written notice for material breach or for convenience. Sublicenses granted to end users in compliance with this Agreement prior to the effective termination of any such license right shall remain unaffected by termination.

4. Current Version and "Smart" Installation. Novell modifies and updates the Licensed Works from time to time; Company shall distribute only the most current version of the Licensed Works. Further, Company shall distribute the Licensed Works in such a manner that they can only be installed through a "smart" installation program developed by Company that will not install the Licensed Works unless installation will result in the replacement of an older version of the Licensed Works.

5.   Protection.   Company agrees to take all reasonable steps to protect the
     Licensed Works from unauthorized copying or use. Company acknowledges that the source code of the Licensed Works is not licensed to Company or Company's customers. Company agrees not to disassemble or reverse compile any executable code or object subject to this Agreement in order to discover the associated source code.

6. Copies and Adaptations. Except as otherwise provided in this Agreement, Company agrees not to make, or authorize the making of copies or adaptations of any Licensed Works except as an essential step in the utilization of the software, or for archival purposes or to backup use of the software. In making copies or authorizing its customers to make copies, Company agrees to faithfully reproduce, or require its customers to faithfully reproduce all proprietary rights notices contained in the Licensed Works. Company agrees not to copy the Documentation or authorize any of its customers to copy the Documentation.

7. Ownership. Ownership of, and title to, the Licensed Works (including any adaptations or copies) shall be held by Novell and/or its licensors. Copies acquired under sublicense shall be construed solely to allow the sublicense to exercise its rights under the sublicense.

8. Indemnification. Novell shall indemnify, defend and hold Company harmless from any and all damages, liabilities, costs and expenses incurred as a result of any claims, judgments or adjudication against Licensee that the Licensed Works infringe any patent, trade secret or copyright of any third party, provided: (i) Customer shall promptly notify Novell in writing of such claim; and (ii) Novell shall have the sole control of the defense of any such action and all negotiations for its settlement and compromise.

9. Restrictions. Except as expressly authorized in this Agreement, Company agrees not to rent,


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     lease, sublicense, distribute, transfer, copy, reproduce, display, modify or time share the Licensed Works or Documentation. Moreover, Company agrees to incorporate similar restrictions in its sublicenses.

10. Sublicenses. Company agrees to License each copy of the Licensed Works to its sublicensees by means of a written sublicense, which may include a "shrink-wrapped," "box-top" or equivalent license. Each such sublicense shall contain provisions consistent with the provisions of this Agreement.

11. Disclaimer of Warranties. NOVELL MAKES NO WARRANTY, REPRESENTATION OR PROMISE NOT EXPRESSLY SET FORTH IN THIS SECTION 10 OF THIS AGREEMENT. NOVELL DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE. NOVELL DOES NOT WARRANT THAT THE LICENSED WORKS WILL SATISFY COMPANY'S REQUIREMENTS OR THOSE OF ITS CUSTOMERS OR THAT THE LICENSED WORKS ARE WITHOUT DEFECT OR ERROR OR THAT THE OPERATION OF THE LICENSED WORKS WILL BE UNINTERRUPTED.

12. Limitation of Liability. NOVELL'S AGGREGATE LIABILITY ARISING FROM OR RELATING TO THIS AGREEMENT OR THE LICENSED WORKS IS LIMITED TO $100,000. NOVELL SHALL NOT IN ANY CASE BE LIABLE FOR ANY SPECIAL INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES EVEN IF NOVELL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOVELL IS NOT RESPONSIBLE FOR LOST PROFITS OR REVENUE, LOSS OF USE OF THE LICENSED WORKS, LOSS OF DATA, COSTS OF RE-CREATING LOST DATA, THE COST OF ANY SUBSTITUTE EQUIPMENT OR PROGRAM, OR CLAIMS BY ANY PARTY OTHER THAN COMPANY.

13.  GENERAL PROVISIONS

     13.1 Notice. Unless otherwise agreed to by the parties, all notices required under this Agreement shall be deemed effective when received and made in writing by either (i) registered mail, (ii) certified mail, return receipt requested, or (iii) overnight mail, addressed and sent to the attention:

          Novell, Inc.
          1555 North Technology Way
          Oram, Utah 84057
          Attn: General Counsel

          --------------------------------------

          --------------------------------------

          --------------------------------------
          Attn:
               ---------------------------------

     13.2 Construction.

          13.2.1 Headings. The headings of this Agreement are provided for reference only and shall not be used as a guide to Interpretation.

          13.2.2 Singular, Plural and Gender. When used in this Agreement, the singular includes the plural, the plural includes the singular and gender related pronouns include the feminine, masculine and neuter.

     13.3 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Utah. The parties agree that any action relating to ownership of software provided by Novell under this Agreement shall be instituted and prosecuted exclusively in the courts of competent jurisdiction of the State of Utah.

     13.4 Force Majeure. If either party shall be prevented from performing any portion of this Agreement by causes beyond its control, including labor disputes, civil commotion, war, governmental regulations or controls, casualty, inability to obtain materials or services or acts of God, the defaulting party shall be excused from performance for the period of the delay and for a reasonable time thereafter.


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    13.5  Survival of Terms. The provisions of this Agreement which by their nature extend beyond the expiration or termination of this Agreement will survive and remain in effect until all obligations are satisfied.

    13.6 Waiver. No waiver of any right or remedy on one occasion by either party shall be deemed a waiver of the right or remedy on any other occasion.

    13.7 Superior Agreement. This Agreement, including all exhibits referenced herein, sets forth the entire agreement and understanding between the parties as to the subject matter and merges all prior discussions. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to the subject matter other than as expressly provided under this Agreement. This Agreement may not be modified by usage of trade, course of dealing or otherwise. This Agreement is subject to amendment or modification only by a writing duly signed by both parties.

    13.8 Assignment. Any attempted assignment without written consent shall be null and void. Where required, neither party shall unreasonably withhold consent.

    13.9 Severability. If any provision of this Agreement is held invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and shall be interpreted, to the extent possible, to achieve the purpose of this Agreement as originally expressed with the invalid, illegal or unenforceable provision.

    13.10 Independent Contractors. Both parties to this Agreement are independent contractors and each agrees not to represent itself as an agent or legal representative of the other party.

    13.11 Compliance with Laws. Company shall comply, at Company's own expense, with all statutes, regulations, rules, ordinances, and orders of any governmental body, department or agency which apply to or result from Company's obligations under this Agreement. Company hereby agrees that it and its subsidiaries and affiliates do not intend and will not knowingly, without prior written consent, if required, of the office of Export Administration of the U.S. Department of Commerce, Washington D.C. 20230, export or transmit directly or indirectly the technology to any country in group Q, S, W, Y, or Z country specified in of the Export Administration Regulations issued by the U.S. Department of Commerce or to any country to which transmission is restricted by applicable regulations or statutes.

14. Signatures. This Agreement shall become effective on the latter of the date signed by an authorized representative of Novell or Company.

Company:  Kofax Image Products

Signature: /s/ KEVIN DRUM
           -----------------------
Name: Kevin Drum
Title: Vice President-Marketing
Date: July 24, 1996


Novell, Inc.

Signature: /s/ JAMES T. SULLIVAN
           -----------------------
Name: James T. Sullivan
Title: VP OEM Sales
Date: 17 October 1996


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                                   EXHIBIT A

                             CATEGORIES OF SOFTWARE

NETWORK PROGRAMS:               To Be Added
----------------

NWCALLS.DLL

NWIPXSPX.DLL


SINGLE COPY PROGRAMS:           To Be Added
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